EXHIBIT 8.1

Law Offices
Silver, Freedman, Taff & Tiernan LLP
A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM

April 25, 2017

Southern Missouri Bancorp, Inc.
2991 Oak Grove Road
Poplar Bluff, Missouri 63901

Ladies and Gentlemen:

We have acted as special tax counsel to Southern Missouri Bancorp, Inc., a Missouri corporation ("Southern Missouri"), in connection with the negotiation and execution of an Agreement and Plan of Merger, dated as of January 11, 2017 (the "Merger Agreement"), by and between Southern Missouri and Tammcorp, Inc., an Illinois corporation ("Tammcorp").  Pursuant to the Merger Agreement, Tammcorp will merge with and into Southern Missouri (the "Merger"), as more fully described in the registration statement on Form S-4, including a prospectus/proxy statement (the "Registration Statement"), being filed by Southern Missouri with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  Our opinion is being delivered to you in connection with the Registration Statement. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement, and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

In connection with our opinion, we have reviewed the Merger Agreement, including all exhibits thereto, the Registration Statement, and such other documents and records as we deemed necessary or appropriate for purposes of issuing our opinion (collectively, the "Documents").  In rendering this opinion, we have assumed and relied upon, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the execution and delivery of all such documents. We have further assumed that each of the Documents has been or will be duly authorized and executed in the form as examined by us and will be binding upon all parties thereto.  We are expressly relying for purposes of our opinion on the facts, information, representations, warranties and covenants contained in the Documents.  In addition, we are expressly relying upon additional representations of fact made by Southern Missouri in a certificate dated April 25, 2017 and by Tammcorp in a certificate dated April 25, 2017, delivered to us in connection with our opinion (collectively, the "Representation Certificates"), as well as certain other assumptions stated herein.  We are relying upon the accuracy of any representations

Southern Missouri Bancorp, Inc.
April 25, 2017

or statements made that are qualified by the maker's knowledge or belief as if such representations or statements were made without such qualification.  We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement.  We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively "statements") through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur. We have also assumed and relied upon the fact that at all times prior to and including the Effective Time, (i) no outstanding indebtedness of Tammcorp has represented or will represent equity for tax purposes; and (ii) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents the right to acquire Tammcorp capital stock constitutes or will constitute "stock" for purposes of the Code.

In connection with our opinion, we have assumed that the Merger will be effected and consummated in accordance with the terms and conditions of the Merger Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof.  We have also assumed that none of the parties will take any action after the Merger that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

We express no opinion as to the tax treatment of the Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Merger, nor do we express any opinion as to non-tax issues such as corporate law or securities law matters. We express no opinion regarding the tax consequences of the Merger to shareholders of Tammcorp that are subject to special tax rules. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein.  We express no opinion as to whether the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger" addresses all of the United States federal income tax consequences of the Merger that may be applicable to Tammcorp or the holders of Tammcorp common stock and Class A preferred stock.

Our opinion represents our legal judgment as to the described federal income tax consequences of the Merger.  Our opinion is based upon the Code, the Income Tax Regulations promulgated thereunder, and administrative and judicial determinations, all as of the date hereof and all of which are subject to change either prospectively or retroactively, and our knowledge of the facts as of the date hereof.  If either (i) the relevant facts at the time of closing differ from those represented to us in the Representation Certificates or reflected in the Documents, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our assumptions

Southern Missouri Bancorp, Inc.
April 25, 2017

prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon.  In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service (the "Service") as to the federal income tax consequences of any aspect of the Merger and that our opinion is not binding on the Service.  You should also be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.

Based upon the assumptions contained herein and subject to the limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that it is our opinion that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that the discussion set forth in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger", insofar as such discussion constitutes legal conclusions with respect to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger applicable to U.S. holders (as defined in the Registration Statement) of Tammcorp common stock and Class A preferred stock.

This opinion is being furnished in connection with the requirements of Item 601(b)(8) of the Commission's Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

 This opinion is to be used only in connection with the Registration Statement. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Southern Missouri Bancorp, Inc.
April 25, 2017

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Material U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP